Exhibit 2.2

APPENDIX III

Conditions of the Scheme Transaction and the Scheme

Part A

The Scheme Transaction and the Scheme will comply with the Irish Takeover Rules and, where relevant, the rules and regulations of the United States Securities Exchange Act of 1934 (as amended) (the “Exchange Act”), the AIM Rules and the ESM Rules and the rules and regulations of the NYSE, and are subject to the conditions set out in this announcement and to be set out in the Scheme Circular. The Scheme Transaction and the Scheme are governed by the laws of Ireland and subject to the exclusive jurisdiction of the courts of Ireland, which exclusivity shall not limit the right to seek provisional or protective relief in the courts of another state after any substantive proceedings have been instituted in Ireland, nor shall it limit the right to bring enforcement proceedings in another state pursuant to an Irish judgement. For purposes of this Appendix III, to the extent the usage of such term is not clear, capitalised terms shall have the meanings set forth in the Transaction Agreement contained in Appendix VI of this announcement, save where those capitalised terms are otherwise defined in Appendix II of this announcement. Brief summaries of the representations and warranties in the Transaction Agreement referred to in this Part A are contained in Part B of this Appendix III. The full text of the representations and warranties are contained in the Transaction Agreement set out in Appendix VI.

The Scheme Transaction and the Scheme will be subject to the following conditions:

1.
The Scheme Transaction will be conditional upon the Scheme becoming effective and unconditional by not later than the End Date (or such earlier date as may be specified by the Panel, or such later date as Chiquita and Fyffes may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow).

2.	The Scheme will be conditional upon:

(a)
the approval of the Scheme by a majority in number of the Fyffes Shareholders representing three-fourths (75%) or more in value of the Fyffes Shares, at the Voting Record Time, held by such holders, present and voting either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting);

(b)
the resolutions to be proposed at the Fyffes Extraordinary General Meeting for the purposes of approving and implementing the Scheme and the reduction of capital of Fyffes, authorizing the directors of Fyffes to allot new ordinary shares in Fyffes to ChiquitaFyffes on the Scheme and the reduction of capital becoming effective, making the necessary amendments to the articles of association of Fyffes to provide that any ordinary shares of Fyffes that are issued at or after the record time for the Scheme are acquired by ChiquitaFyffes for the Scheme Consideration and approving such other matters as Fyffes reasonably determines to be necessary for the purposes of implementing the Scheme Transaction or, subject to the consent of Chiquita (such consent to be not unreasonably withheld, conditioned or delayed), desirable for the purposes of implementing the Scheme Transaction and set out in the notice of the Fyffes Extraordinary General Meeting being duly passed by the requisite majority of Fyffes Shareholders at the Fyffes Extraordinary General Meeting (or at any adjournment of such meeting);

	(c)	the sanction by the High Court (with or without modification) of the Scheme pursuant to Section 201 of the Act and the confirmation of the reduction of capital involved therein by the High Court (the date on which the condition in this paragraph 2(c) is satisfied, the “Sanction Date”); and

(d)
office copies of the Court Order and the minute required by Section 75 of the Act in respect of the reduction (referred to in paragraph 2(c)), being delivered for registration to the Registrar of Companies and registration of the Court Order and minute confirming the reduction of capital involved in the Scheme by the Registrar of Companies.

3.
The Chiquita Parties and Fyffes have agreed that, subject to paragraph 6, the Scheme Transaction will also be conditional upon the following matters having been satisfied or waived on or before the Sanction Date:

(a)
the adoption of the Transaction Agreement by the affirmative vote of a majority of the votes cast by Chiquita Shareholders entitled to vote thereon, as required by the New Jersey Business Corporation Act;

(b)
the NYSE shall have authorised, and not withdrawn such authorisation, for listing all of the Share Consideration to be issued in the Scheme Transaction and all of the ChiquitaFyffes Shares (including any ChiquitaFyffes Shares issuable upon the exercise of outstanding equity awards and/or conversion of the Convertible Notes) to be delivered pursuant to the Merger subject to satisfaction of any conditions to which such approval is expressed to be subject;

	(c)	all applicable waiting periods under the HSR Act shall have expired or been terminated, in each case in connection with the Combination and/or the Merger, as the case may be;

(d)
to the extent that all or part of the Scheme Transaction and/or the Merger, as the case may be, is referred to the European Commission (the “Commission”) pursuant to Article 4(5) or Article 22 of the EC Merger Regulation (the “EUMR”) and the Commission obtains jurisdiction under the EUMR to examine the Scheme Transaction and/or the Merger, as the case may be, the issuing by the Commission of a final decision under Article 6.1(b), Article 8(1) or Article 8(2) of the EUMR, declaring the Combination and/or the Merger, as the case may be, compatible with the common market subject to the fulfillment of one or more conditions or obligations, if any, as may be agreed to by the parties pursuant to clause 7.2 of the Transaction Agreement;

(e)
to the extent that the Commission has jurisdiction to examine all or part of the Scheme Transaction and/or the Merger, as the case may be, under the EUMR and subsequently all or part of the Scheme Transaction and/or the Merger, as the case may be, is referred by the Commission under Articles 9(1) or 9(5) of the EUMR, or under Article 6(1) of Protocol 24 of the Agreement on the European Economic Area, to the Relevant Authority of one or member countries of the European Economic Area, the issuing by such Relevant Authority or Authorities (in case of a partial referral, in conjunction with a final decision of the Commission) of a final decision or decisions which satisfy (or together satisfy) Condition 3(d) above (that clause being interpreted mutatis mutandis);

(f)
to the extent that the Relevant Authority or Authorities of the United Kingdom, Germany, Poland and/or the Netherlands has jurisdiction under national Antitrust Laws to examine the Scheme Transaction, and/or the Merger, as the case may be, the issuing by such Relevant Authority or Authorities of a final decision or decisions which satisfy (or together satisfy) Condition 3(d) above (Condition 3(d) being interpreted mutatis mutandis) and/or all applicable waiting periods having expired, lapsed or been terminated (as appropriate) without the Scheme Transaction and/or the Merger, as the case may be, being prohibited;

(g)	to the extent that Part 3 of the Competition Act is applicable:

(i)
the Competition Authority, in accordance with Section 21(2)(a) of the Competition Act, having informed Chiquita that the Scheme Transaction and/or the Merger, as the case may be, may be put into effect;

(ii)
the period specified in Section 21(2) of the Competition Act having elapsed without the Competition Authority having informed Chiquita of the determination (if any) which it has made under Section 21(2) of the Competition Act;

(iii)
the Competition Authority, in accordance with Section 22(4)(a) of the Competition Act, having furnished to Chiquita a copy of its determination (if any), in accordance with Section 22(3)(a) of the Competition Act, that the Scheme Transaction and/or the Merger, as the case may be, may be put into effect;

(iv)
the Competition Authority, in accordance with Section 22(4)(a) of the Competition Act, having furnished to Chiquita a copy of its determination (if any), in accordance with Section 22(3)(c) of the Competition Act, that the Scheme Transaction, and/or the Merger, as the case may be, may be put into effect subject to conditions specified by the Competition Authority being complied with and such conditions being acceptable to Chiquita and Fyffes, in accordance with Section 7.2 of the Transaction Agreement; or

(v)
the period of four months after the appropriate date (as defined in Section 19(6) of the Competition Act) having elapsed without the Competition Authority having made a determination under Section 22(3) of the Competition Act in relation to the Scheme Transaction and/or the Merger, as the case may be;

(h)
all other required regulatory clearances shall have been obtained and remain in full force and effect and all applicable waiting periods shall have expired, lapsed or been terminated (as appropriate), in each case in connection with the Scheme Transaction and/or the Merger, as the case may be, under the antitrust, competition or foreign investment laws of any applicable jurisdiction in which Fyffes or Chiquita conducts its operations that has or asserts jurisdiction over the Transaction Agreement, the Scheme Transaction, the Merger or the Scheme if the failure to obtain regulatory clearance in such jurisdiction would reasonably be expected to result in a material adverse effect on (A) ChiquitaFyffes and its Subsidiaries, taken as a whole (following the consummation of the Scheme Transaction and the Merger) or (B) the benefits anticipated to be realized by Chiquita and Fyffes as a result of the transactions contemplated by the Transaction Agreement;

(i)
no injunction, restraint or prohibition by any court of competent jurisdiction or Antitrust Order by any Relevant Authority which prohibits consummation of the Scheme Transaction or the Merger or is reasonably likely, individually or in the aggregate, to constitute (if not removed) a Burdensome Condition shall have been entered and shall continue to be in effect;

(j)	the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking any stop order; and

	(k)	the Transaction Agreement shall not have been terminated in accordance with its terms.

4.
The Chiquita Parties and Fyffes have agreed that, subject to paragraph 6, the Chiquita Parties’ obligation to effect the Scheme Transaction will also be conditional upon the following matters having been satisfied (or waived by Chiquita) on or before the Sanction Date:

(a)
(i) (x) The representations and warranties of Fyffes set forth in clauses 6.1(b)(i), the second sentence of Clause 6.1(j) and 6.1(t) of the Transaction Agreement (which representations and warranties are listed below in Part B and contained in the Transaction Agreement) shall be true and correct (except in the cause of clause 6.1(b)(i) for any de minimis inaccuracy) at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, (y) the representations and warranties of Fyffes set forth in clauses 6.1(b)(ii) to (v) (inclusive) (to the extent relating to shares in the capital of Fyffes) (which representations and warranties are listed below in Part B and contained in the Transaction Agreement) shall be true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date and (z) the representations and warranties of Fyffes set forth in clause 6.1(c)(i) of the Transaction Agreement shall be true and correct other than as would not materially impede or prevent the consummation of the Scheme Transaction at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (the representations and warranties referred to in this sub-clause (i), the “Specified Fyffes Representations” are listed in Part B of this Appendix III and contained in the Transaction Agreement), (ii) the representations and warranties of Fyffes set forth in clause 6.1 of the Transaction Agreement other than the Specified Fyffes Representations (which representations and warranties are listed below in Part B and contained in the Transaction Agreement) shall be true and correct (without giving effect to any materiality qualifiers contained therein) at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Fyffes Material Adverse Effect; provided that with respect to sub-clauses (i) and (ii) hereof, representations and warranties that expressly relate to a particular date or period shall be true and correct (in the manner set forth in sub-clauses (i) and/or (ii), as applicable), only with respect to such date or period;

(b)
Fyffes shall have in all material respects performed all obligations and complied with all covenants required by the Transaction Agreement to be performed or complied with by it prior to the Sanction Date; and

(c)
Fyffes shall have delivered to Chiquita a certificate, dated as of the Sanction Date and signed by an executive officer of Fyffes, certifying on behalf of Fyffes to the effect that the conditions set forth in paragraphs 4(a) and 4(b) have been satisfied.

5.
The Chiquita Parties and Fyffes have agreed that, subject to paragraph 6, Fyffes obligation to effect the Scheme Transaction will also be conditional upon the following matters having been satisfied (or waived by Fyffes) on or before the Sanction Date:

(a)
(i) (x) The representations and warranties of Chiquita and ChiquitaFyffes set forth in clauses 6.2(b)(i), the second sentence of 6.2(j) and 6.2(u) of the Transaction Agreement (which representations and warranties are listed below in Part B and contained in the Transaction Agreement) shall be true and correct (except in the case of clause 6.2(b)(i) for any de minimis inaccuracy) at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, (y) the representations and warranties of Chiquita and ChiquitaFyffes set forth in clauses 6.2(b)(ii) and 6.2(b)(iii) of the Transaction Agreement (to the extent relating to shares in the capital of Chiquita) (which representations and warranties are listed below in Part B and contained in the Transaction Agreement) shall be true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date and (z) the representations and warranties of Chiquita and ChiquitaFyffes set forth in clause 6.2(c)(i) of the Transaction Agreement shall be true and correct other than as would not materially impede or prevent the consummation of the Scheme Transaction at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (the representations and warranties referred to in this sub-clause (i), the “Specified Chiquita Representations” are listed in Part B of this Appendix III and contained in the Transaction Agreement), (ii) the representations and warranties of Chiquita and ChiquitaFyffes set forth in clause 6.2 of the Transaction Agreement other than the Specified Chiquita Representations (which representations and warranties are listed below in Part B and contained in the Transaction Agreement) shall be true and correct (without giving effect to any materiality qualifiers contained therein) at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Chiquita Material Adverse Effect; provided that with respect to sub-clauses (i) and (ii) hereof, representations and warranties that expressly relate to a particular date or period shall be true and correct (in the manner set forth in sub-clauses (i) and/or (ii), as applicable), only with respect to such date or period;

(b)
The Chiquita Parties shall have in all material respects performed all obligations and complied with all covenants required by the Transaction Agreement to be performed or complied with by them prior to the Sanction Date; and

(c)
Chiquita shall have delivered to Fyffes a certificate, dated as of the Sanction Date and signed by an executive officer of Chiquita, certifying on behalf of Chiquita to the effect that the conditions set forth in paragraphs 5(a) and 5(b) have been satisfied.

6.	Subject to the requirements of the Panel:

(a)
Chiquita and Fyffes reserve the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 3 (provided that both parties agree to any such waiver);

	(b)	Chiquita reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of conditions in paragraph 4; and

	(c)	Fyffes reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of the conditions in paragraph 5.

7.	The Scheme will lapse unless it is effective on or prior to the End Date.

8.
If Chiquita is required to make an offer for Fyffes Shares under the provisions of Rule 9 of the Takeover Rules, Chiquita may make such alterations to any of the conditions set out in paragraphs 1, 2, 3, 4 and 5 above as are necessary to comply with the provisions of that rule.

9.
Chiquita reserves the right, subject to the prior written approval of the Panel, to effect the Scheme Transaction by way of a takeover offer in the circumstances described in and subject to the terms of clause 3.6 of the Transaction Agreement. Without limiting clause 3.6 of the Transaction Agreement, in such event, such offer will be implemented on terms and conditions that are at least as favourable to the Fyffes Shareholders (except for an acceptance condition set at 80% of the nominal value of the Fyffes Shares to which such an offer relates and which are not already in the beneficial ownership of Chiquita so far as applicable) as those which would apply in relation to the Scheme.

APPENDIX III

Part B

Conditions of the Scheme Transaction and the Scheme

Transaction Agreement Clause Reference
The Specified Fyffes Representations

Clause 6.1(b)(i) (Capital)

The second sentence of Clause 6.1(j) (Absence of Certain Changes or Events)

Clause 6.1(t) (Finders or Brokers)

Clause 6.1(b)(ii) to Clause 6.1(b)(v) (inclusive) (Capital)

Clause 6.1(c)(i) (Corporate Authority Relative to this Agreement; No Violation)

Transaction Agreement Clause Reference
The representations and warranties of Fyffes other than the Specified Fyffes Representations

Clause 6.1(a) (Qualification, Organisation, Subsidiaries, etc.) and Clause 6.1(a)(i) (Subsidiaries)

Clause 6.1(b)(vi) (Capital)

Clause 6.1(c)(ii) and Clause 6.1(c)(iii) (Corporate Authority Relative to this Agreement; No Violation)

Clause 6.1(d)(i) and Clause 6.1(d)(ii) (Reports and Financial Statements)

Clause 6.1(e) (Internal Controls and Procedures)

Clause 6.1(f) (No Undisclosed Liabilities)

Clause 6.1(g)(i) to Clause 6.1(g)(iii) (inclusive) (Compliance with Law; Permits)

Clause 6.1(h)(i) to Clause 6.1(h)(vii) (inclusive) (Environmental Law and Regulations)

Clause 6.1(i)(i) to Clause 6.1(i)(iv) (inclusive) (Employee Benefit Plans)

Clause 6.1(j) (excluding the second sentence) (Absence of Certain Changes or Events)

Clause 6.1(k) (Investigations; Litigation)

Clause 6.1(l) (Information Supplied)

Clause 6.1(m)(i) and Clause 6.1(m)(ii) (Tax Matters)

Clause 6.1(n)(i) and Clause 6.1(n)(ii) (Labour Matters)

Clause 6.1(o) (Intellectual Property)

Clause 6.1(p)(i) to Clause 6.1(p)(viii) (inclusive) (Real Property)

Clause 6.1(q) (Required Vote of Fyffes Shareholders)

Clause 6.1(r)(i) and Clause 6.1(r)(ii) (Material Contracts)

Clause 6.1(s) (Insurance)

Clause 6.1(u)(i) and Clause 6.1(u)(ii) (Anti-Corruption)

Clause 6.1(v) (No Other Representations)

Transaction Agreement Clause Reference
The Specified Chiquita Representations

6.2(b)(i) (Capital Stock)

The second sentence of Clause 6.2(j) (Absence of Certain Changes or Events)

Clause 6.2(u) (Finders or Brokers)

Clause 6.2(b)(ii) and Clause 6.2(b)(iii) (Capital Stock)

Clause 6.2(c)(i) (Corporate Authority Relative to this Agreement; No Violation)

Transaction Agreement Clause Reference
The representations and warranties of Chiquita other than the Specified Chiquita Representations

Clause 6.2(a)(Qualification, Organisation, Subsidiaries, etc.), Clause 6.2(a)(i) (Subsidiaries) and Clause 6.2(a)(ii) (Chiquita Merger Parties)

Clause 6.2(b)(iv) to Clause 6.2(b)(vi) (Capital Stock)

Clause 6.2(c)(ii) and Clause 6.2(c)(iii) (Corporate Authority Relative to this Agreement; No Violation)

Clause 6.2(d)(i) and Clause 6.2(d)(ii) (Reports and Financial Statements)

Clause 6.2(e) (Internal Controls and Procedures)

Clause 6.2(f) (No Undisclosed Liabilities)

Clause 6.2(g)(i) to Clause 6.2(g)(iii) (inclusive) (Compliance with Law; Permits)

Clause 6.2(h)(i) to Clause 6.2(h)(vi) (inclusive) (Environmental Law and Regulations)

Clause 6.2(i)(i) to Clause 6.2(i)(v) (inclusive) (Employee Benefit Plans)

Clause 6.2(j) (excluding the second sentence) (Absence of Certain Changes or Events)

Clause 6.2(k) (Investigations; Litigation)

Clause 6.2(l) (Information Supplied)

Clause 6.2(m)(i) to Clause 6.2(m)(x) (inclusive) (Tax Matters)

Clause 6.2(n)(i) and Clause 6.2(n)(ii) (Labour Matters)

Clause 6.2(o) (Intellectual Property)

Clause 6.2(p)(i) to Clause 6.2(p)(viii) (inclusive) (Real Property)

Clause 6.2(q) (Opinion of Financial Advisor)

Clause 6.2(r) (Required Vote of Chiquita Shareholders)

Clause 6.2(s)(i) to Clause 6.2(s)(ii) (Material Contracts)

Clause 6.2(t) (Insurance)

Clause 6.2(v)(i) and Clause 6.2(v)(ii) (Anti-Corruption)

Clause 6.2(w) (No Other Representations)